Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200320) of our report dated June 22, 2018 relating to the financial statements and financial statement schedule of the Tyco International Retirement Savings & Investment Plan, included in this Annual Report on Form 11-K of the Tyco International Retirement Savings & Investment Plan for the year ended December 31, 2017.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 22, 2018